CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8, Reg. No. 333-10147 dated August 14, 1996 and Reg. No. 333-21549 dated February 11, 1997.


ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 1998